              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549




                           FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

               THE SECURITIES EXCHANGE ACT OF 1934




Date of report (date of earliest event reported):  March 31, 1995




                   PACIFIC TELECOM, INC.

    (Exact name of registrant as specified in Charter)

  State of Washington            0-873         91-0644974
(State or other jurisdiction  (Commission     (IRS Employer
    of incorporation)          File No.)   Identification No.)



     805 Broadway
 Vancouver, Washington
 (Address of principal                          98668-8701
   executive offices)                           (Zip Code)






Registrant's telephone number, including area code: (360)905-5800




                          No Change
(Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS

       On March 31, 1995, the Alaska Public Utilities Commission (Commission) issued a bench order in the proceeding addressing the application of AT&T Corp. (AT&T) to acquire all of the shares of Alascom, Inc., filed pursuant to a previously executed stock purchase agreement between AT&T, the Company, and Alascom. (See Part 1, Item
1, "Business - Telecommunications Operations - Alaska Market Restructuring" on page 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.) The Commission's Order approved the application of AT&T, subject to conditions which (i) define the scope of the Company's covenants not to compete with AT&T in the Alaska interexchange marketplace for three years following the sale of Alascom, (ii) require AT&T to obtain Commission approval of any change in the business name of Alascom, (iii) require AT&T to notify the Commission by June 1, 1995 as to which Alascom-related records AT&T proposed to maintain outside Alaska, and (iv) require AT&T to notify the Commission of the date it would close the purchase transaction.
The Commission also indicated its intent to issue a subsequent substantive order providing further explanation of its decision.

       The Company is still awaiting approval by the Federal
Communications Commission of the proposed sale of Alascom, which approval is a requirement of the stock purchase agreement, and continues to anticipate a closing of the transaction by mid-year 1995.



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     PACIFIC TELECOM, INC.
                                     (Registrant)




Date:  April 11, 1995                By   /s/James H. Huesgen
                                       ____________________________
                                             James H. Huesgen
                                       Executive Vice President and
                                         Chief Financial Officer